UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 16, 2009

EN2GO INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-50480	98-0389557
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2921 West Olive Avenue, Burbank, California 91505
(Address of Principal Executive Offices)

(818) 433-7191
(Issuer's Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement.

On June 10, 2009, en2go International, Inc. (the “Company) and Digital Stream, Inc. (“DSI”) entered into a Premium Network License and Reseller Agreement with Development Terms (the “Agreement”).  Pursuant to the terms of the Agreement, the Company will customize its Flyxo™ software product to include DSI’s proprietary live streaming and clip builder services.  Additionally, the Company granted DSI a non-exclusive, perpetual and royalty-bearing right to subdistribute, display, sell and market the customized Flyxo product and DSI granted the Company a non-exclusive, perpetual and royalty-bearing right to subdistribute, display, sell and market DSI’s live streaming software.  DSI will pay the Company in excess of $500,000 for development, license, distribution and maintenance fees.  The term of the Agreement is 3 years and will automatically renew for 1 year terms unless terminated by either party upon 90 days prior written notice.

The foregoing description of the Agreement is a summary and does not purport to be complete and is qualified in its entirety by the full text of the Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01               Financial Statements and Exhibits

(d) Exhibits.

Exhibit
No.	Description

10.1	Premium Network License and Reseller Agreement with Development Terms with Digital Stream, Inc. dated June 10, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EN2GO INTERNATIONAL, INC.

June 16, 2009

CHARLES MICHAEL ORTEGA
Charles Michael Ortega
Chief Executive Officer